SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 25, 2005

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1405 U.S. Highway 206, Bedminster, New Jersey	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (908) 443-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On July 25, 2005, Dendrite International, Inc. (the “Company”) entered into a line-of-credit agreement (the “Agreement”), in the amount of $30,000,000 among the Company, the lenders party thereto and JPMorgan Chase Bank, as Administrative Agent that expires on June 30, 2008. Interest on all borrowings is determined based upon several alternative rates, including a fixed margin above LIBOR.

The Agreement contains customary affirmative and negative covenants and also contains certain financial covenants, including those related to (a) a maximum leverage ratio of 2.00 to 1.00 at the end of any fiscal quarter, (b) a minimum interest coverage ratio of 2.00 to 1.00 at the end of any fiscal quarter and (c) a minimum fixed charge coverage ratio of 1.75 to 1.00 at the end of any fiscal quarter. Under the Agreement, the amount of dividends that the Company may pay during a period of four consecutive fiscal quarters may not exceed 50% of net income for such period (on a noncumulative basis).

The Agreement includes usual and customary events of default (subject to applicable grace periods) for facilities of this nature and provides that, upon the occurrence of an event of default, the lenders’ commitments may be terminated and/or payment of all amounts payable under the Agreement may be accelerated. In addition, upon the occurrence of an event of default related to insolvency or bankruptcy, all amounts payable under the Agreement shall become immediately payable and the lenders’ commitments shall automatically terminate.

As of July 25, 2005, there were no loans outstanding and there were three letters of credit outstanding in the amounts of $400,000, $521,745.48 and $4,800,000 under the Agreement.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Form 8-K.

The Agreement replaces the amended $30,000,000 credit agreement (the “Terminated Agreement”) dated as of June 16, 2003, with JPMorgan Chase Bank which was terminated on July 25, 2005 in connection with the execution of the Agreement. Among other covenants, the Terminated Agreement required the Company to maintain a minimum consolidated net worth, and to adhere to certain restrictions on the Company’s ability to create or assume liens, dispose of assets, consolidate or merge, extend credit, incur other indebtedness or pay cash dividends. At termination, the Company was in compliance with all covenants and did not have any amounts outstanding under the Terminated Agreement.

Item 1.02	Termination of a Material Definitive Agreement

The information provided under Item 1.01 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant

The information provided under Item 1.01 of this report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

10.1	Credit Agreement., dated July 25, 2005, among Dendrite International, Inc., the Lenders party thereto, and JP Morgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2005	DENDRITE INTERNATIONAL, INC. By: /s/ Brent J Cosgrove
Name: Brent J. Cosgrove
Title: Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement., dated July 25, 2005, among Dendrite
International, Inc., the Lenders party thereto, and JP Morgan Chase
Bank, N.A., as Administrative Agent.